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                                                                    EXHIBIT 23.2
                                                                    ------------



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS



The Board of Directors
Infoseek Corporation:


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Infoseek Corporation pertaining to the Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan, Amended and Restated as of March 7, 1995 and the 1997 Nonqualified Stock Option Plan of our report dated January 16, 1998, except for Note 14, as to which the date is February 12, 1998 and Note 2, as to which the date is April 17, 1998, with respect to the consolidated financial statements and schedule of Infoseek Corporation incorporated by reference in the Registration Statement (Form S-4 No. 333-65635) and related Prospectus of Infoseek Corporation, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP
                                               ---------------------------------
                                               ERNST & YOUNG LLP


San Jose, California
November 17, 1998